SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date earliest event reported) December 14, 2004

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.
1-11299	ENTERGY CORPORATION (a Delaware corporation) 639 Loyola Avenue New Orleans, Louisiana 70113 Telephone (504) 576-4000	72-1229752

Item 1.01. Entry into a Material Definitive Agreement.

Item 1.02. Termination of a Material Definitive Agreement.

Item 2.03. Creation of a Direct Financial Obligation.

Entergy Corporation

On December 14, 2004 Entergy Corporation ("Entergy") entered into a $500 million, 5 year bank credit facility (the "5 Year Facility") by and among Entergy as borrower, Citibank, N.A., as Bank and administrative agent ("Citibank"), and the following banks:

ABN AMRO Bank N.V., Barclays Bank PLC, Bayerische Hypo-Und Vereinsbank AG, New York Branch, BNP Paribas, Calyon New York Branch, Credit Suisse First Boston, Cayman Islands Branch, Deutsche Bank AG New York Branch, JPMorgan Chase Bank, KBC Bank N.V., KeyBank National Association, Lehman Brothers Bank, FSB, Mellon Bank, N.A., Mizuho Corporate Bank, Ltd., Morgan Stanley Bank, Regions Bank, Societe Generale, The Bank of New York, The Bank of Nova Scotia, The Royal Bank of Scotland plc, Union Bank of California, N.A., Wachovia Bank, NA, West LB AG, New York Branch, and certain banks who will become parties from time to time by issuance of letters of credit (collectively, the "Banks," and, with Entergy and Citibank, the "Parties").

Entergy also has the ability to issue letters of credit against the facility. As of the date hereof, Entergy had outstanding borrowings of approximately $40 million under the Five Year Facility. The Credit Agreement executed by the Parties is attached hereto as Exhibit 99 (the "Credit Agreement"). The Credit Agreement provides for acceleration of amounts due upon the occurrence and continuation of a Prepayment Event or Event of Default, as defined in the Credit Agreement, which events include the failure to pay amounts when due, and the breach of representations, warranties, and covenants contained in the Credit Agreement. It also requires Entergy to maintain a consolidated debt ratio of 65% or less of its total capitalization, and maintain an interest coverage ratio of not less than 2 to 1. The facility fee is currently .125% of the line amount. The facility fee and interest rates can fluctuate depending on the senior debt ratings of certain domestic utility companies who are wholly-owned subsidiaries of Entergy.

Also on December 14, 2004, Entergy terminated its $485 million, 364-day bank credit facility (the "364-Day Facility") by and among Entergy as borrower, Citibank as bank and administrative agent, and the following banks:

ABN AMRO Bank N.V., BNP Paribas, J. P. Morgan Chase Bank, The Royal Bank of Scotland plc, Barclays Bank PLC, Calyon New York Branch, KeyBank National Association, Morgan Stanley Bank, The Bank of New York, Wachovia Bank, N.A., Credit Suisse First Boston (Cayman Islands Branch), Mellon Bank, N.A., Regions Bank, Societe Generale, Union Bank of California, N.A., Bayerische Hypo-und Vereinsbank AG (New York Branch), Deutsche Bank AG New York Branch, KBC Bank N.V., Lehman Brothers Bank, FSB, Mizuho Corporate Bank Limited, The Bank of Nova Scotia, UFJ Bank Limited, and West LB AG, New York Branch.

Entergy terminated the 364-Day Facility in order to replace it with the Five Year Facility. Entergy did not incur any termination penalty in connection with the 364-Day Facility.

Item 9.01. Financial Statements, Pro Forma Financial Statements and Exhibits

(c) Exhibits.

Exhibit No.	Description
99	Credit Agreement, dated December 14, 2004, by and among Entergy, Citibank, and the Banks.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entergy Corporation

By: /s/ Steven C. McNeal
Steven C. McNeal
Vice President and
Treasurer

Dated: December 20, 2004